UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE
Warrants to Purchase Common Stock, par value $0.001 per share	GME WS	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

As previously disclosed, on August 2, 2026, GameStop Corp. (the “Company”) entered into (i) privately negotiated exchange agreements (the “2030 Notes Exchange Agreements”) with a limited number of existing holders (the “2030 Existing Noteholders”) of its 0.00% Convertible Senior Notes due 2030 (the “2030 Notes”), and (ii) privately negotiated exchange agreements (the “2032 Notes Exchange Agreements” and, together with the 2030 Notes Exchange Agreements, the “Exchange Agreements”) with a limited number of existing holders (the “2032 Existing Noteholders” and, together with the 2030 Existing Noteholders, the “Existing Noteholders”) of its 0.00% Convertible Senior Notes due 2032 (the “2032 Notes”), in each case relating to the exchange (the “Exchange”) of such 2030 Notes and 2032 Notes held by the Existing Noteholders for shares of the Company’s Class A common stock, $0.001 par value per share (“Common Stock”). Pursuant to the Exchange Agreements, the Company agreed to exchange approximately (i) $400 million aggregate principal amount of the outstanding 2030 Notes, and (ii) $1.0 billion aggregate principal amount of the outstanding 2032 Notes (collectively, the “Exchange Notes”) held by the Existing Noteholders.

On August 31, 2026, the Company entered into amendments to each of the Exchange Agreements (the “Amendments”). As originally structured, the Exchange was to be settled entirely in shares of Common Stock, with the number of shares based in part on the volume-weighted average price of the Common Stock over a 35 trading day reference period that began on August 3, 2026 (the “Reference Period”). As amended, the remainder of the Reference Period is terminated. Consideration attributable to the elapsed portion of the Reference Period will still be settled in shares, and the remaining consideration will be settled in cash, in an amount based on trading prices on the last trading day prior to the Amendments. In total, the Existing Noteholders will receive in the aggregate approximately 55.5 million shares of Common Stock (approximately 73% of the consideration attributable to the Exchange Agreements, as amended by the Amendments) and approximately $358.4 million in cash (approximately 27%).

The closing of the exchange is expected to occur on or about September 3, 2026, subject to satisfaction of the customary closing conditions set forth in the Exchange Agreements.

Item 2.02    Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On August 31, 2026, the Company issued a press release announcing certain preliminary financial results for its second quarter ended August 1, 2026. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02 “Results of Operations and Financial Condition” of this Current Report, including the exhibit, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth therein.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Common Stock will be issued to the Existing Noteholders in a private placement in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act. Each Existing Noteholder participating in the Exchange is required to be an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act that is also a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the Existing Noteholders in the Exchange Agreements.

Item 7.01    Regulation FD Disclosure

The information set forth under Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

On August 31, 2026, the Company issued a press release announcing that it entered into amendments to the Exchange Agreements described in this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The foregoing information is furnished pursuant to Item 7.01 “Regulation FD Disclosure,” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)        Exhibits.
99.1         Press Release issued by GameStop Corp., dated August 31, 2026.
99.2         Press Release issued by GameStop Corp., dated August 31, 2026.
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: August 31, 2026	By:	/s/ Daniel Moore
Daniel Moore Principal Financial and Accounting Officer